B.J. Price Geological Consultants Inc.

Barry James Price, M.Sc., P.Geo., Consulting Geologist
Ste 1028 -470 Granville St. Vancouver B.C., V6C 1V5
TEL: 604-682-1501  Home 987-8950  FAX: 604-684-4297
e-mail: bpricegeol@telus.net

May 26, 2005

CONSENT OF GEOLOGICAL CONSULTANT

Re: Prospectus of Darwin Resources Corp dated May 26, 2005

We hereby consent to the inclusion and reference of our report dated February 2, 2005, entitled “Geological Report, Iron 1 Mineral Claims”, in the Form SB-2 Registration Statement to be filed by Darwin Resources Corp. with the United States Securities and Exchange Commission. We concur with the summary of the aforesaid report incorporated into the Prospectus of Darwin Resources Corp., and consent to our being named as an expert therein.

Dated the 26th May 2005

B. J. Price Geological Consultants Inc.

Per /s Barry J. Price
           Barry J. Price, M.Sc., P.Geo.

Per /s/ Barry J. Price
            Barry J. Price, M.Sc., P.Geo., individually

Geological Consulting and Valuations